Post-Transaction Corporate Organization Chart

Wisconsin Energy Corporation
     |
     |----------Wisconsin Electric Power Company
     |
     |----------Wisconsin Energy Capital Corporation
     |
     |----------Badger Service Company
     |
     |----------Minergy Corporation
     |
     |----------Northern Tree Service, Inc.
     |
     |----------WEC International Inc.
     |
     |----------ESELCO
     |              |
     |              |----------Edison Sault Electric Company
     |
     |----------WISPARK Corporation
     |
     |----------WISVEST Corporation
     |              |
     |              |----------Griffin Energy, LLC
     |              |
     |              |----------WISVEST Connecticut, LLC
     |
     |----------WITECH Corporation
     |
     |----------WEC Nuclear Corporation
     |              |
     |              |----------(interest)-----Nuclear Management Company, LLC
     |
     |----------WICOR, Inc.
                    |
                    |----------Wisconsin Gas Company
                    |
                    |----------WICOR Energy Services Company
                    |
                    |----------WICOR Industries, Inc.
                    |              |
                    |              |----------WEXCO of Delaware, Inc.
                    |              |
                    |              |----------WICOR FSC, Inc.
                    |              |
                    |              |----------Sta-Rite Industries, Inc.
                    |              |
                    |              |----------SHURflo Pump Manufacturing Company
                    |              |
                    |              |----------Hypro Corporation
                    |
                    |----------(1/3 interest)-----Guardian Pipeline, LLC
                    |
                    |----------FieldTech, Inc.